Press Release

For immediate release

Company contact: Larry Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation Schedules Third Quarter 2015 Financial and
Operating Results Release Date and Conference Call

DENVER - October 20, 2015 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that its third quarter 2015 financial and operating results press release will be issued after market close on Thursday, November 5, 2015. The Company will host a conference call to discuss the press release on Friday, November 6, 2015, at 10:00 a.m. EDT (8:00 a.m. MDT). The full text of the release will be available on the company’s website at www.billbarrettcorp.com.

Conference call dial-in information is provided below.

Date/Time:	Friday, November 6, 2015 at 10:00 a.m. EDT (8:00 a.m. MDT)

Webcast:	Live and archived webcast available on the Company’s website at www.billbarrettcorp.com

Alternatively, you may join by telephone:

Call-in Number:	(855) 760-8152 US/Canada
(631) 485-4979 International

Passcode:	63826020

A telephonic replay will be available approximately two hours after the call through Friday, November 13, 2015. You may access this replay at:

Replay Number: (855) 859-2056 US/Canada
(404) 537-3406 International

Passcode:     63826020

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.